FOR IMMEDIATE RELEASE

DEKANIA CORP.

ANNOUNCES SEPARATE TRADING OF COMMON STOCK AND WARRANTS

April 30, 2007 - Philadelphia, PA - Dekania Corp. (AMEX: DEK.U) (the "Company") announced today that, commencing with the opening of trading on May 2, 2007, the common stock and warrants included in the Company's outstanding units will commence separate trading on the American Stock Exchange. Holders of these units may elect to trade the component shares of common stock and warrants separately. Those units not separated will continue to trade on the American Stock Exchange under the symbol DEK.U, and each of the common stock and warrants will trade on the American Stock Exchange under the symbols DEK and DEK.WS, respectively.

About Dekania Corp.

Dekania Corp. is a newly organized Business Combination Company™ formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the insurance industry that are incorporated in the United States, Canada, Bermuda or the Cayman Islands and that have substantially all of their business, and all of their insurance risk, in the United States.

Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to complete a business combination and those other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

Contact Information:

David Nathaniel
Secretary and Chief Investment Officer

Tel - 646-673-8020

dnathaniel@cohenandcompany.com

www.dekaniacorp.com